UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2017, Marina Biotech, Inc. (the “Company”) entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”) with Novosom Verwaltungsgesellschaft mbH (“Novosom”) pursuant to which the Company sold to Novosom substantially all of the Company’s intellectual property estate relating to the Company’s Smarticles delivery technology (the “Smarticles IP”). The Company previously acquired such Smarticles IP from Novosom pursuant to that certain Asset Purchase Agreement dated July 27, 2010 between the Company and Novosom (the “Original Purchase Agreement”). Following the date of the Original Purchase Agreement, the Company has entered into certain agreements with third parties pursuant to which the Company provided to such third parties certain licenses and rights with respect to the Smarticles IP (the “License Agreements”).

As per the IP Purchase Agreement, Novosom shall pay to the Company $1.00 in cash, and thereafter the Company shall no longer be responsible for the ongoing costs of maintaining the Smarticles IP. In addition, the parties agreed that the Company would retain rights to any future payments that may be due to it from licensees pursuant to the License Agreements, including milestone and royalty payments, if any (the “License Payments”), and Novosom agreed to relinquish any rights that it may have under the Original Purchase Agreement to any portion of the License Payments (which portion is equal to 30% of the value of each upfront (or combined) payment actually received in respect of the license of the Smarticles IP or related products or the disposition of the Smarticles IP by the Company, up to $3.3 million). For the avoidance of doubt, Novosom would be permitted to provide licenses with respect to the Smarticles IP following the closing date under the IP Purchase Agreement, subject to any restrictions contained in the License Agreements.

The foregoing description of the IP Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the IP Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 8, 2017, the Company and Novosom entered into[, and consummated the transactions contemplated by,] the IP Purchase Agreement. The disclosures set forth in Item 1.01 of this current Report on Form 8-K are hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Intellectual Property Purchase Agreement dated as of September 8, 2017 by and between Marina Biotech, Inc. and Novosom Verwaltungsgesellschaft mbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

September 14, 2017	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Intellectual Property Purchase Agreement dated as of September 8, 2017 by and between Marina Biotech, Inc. and Novosom Verwaltungsgesellschaft mbH.